Exhibit 99.1


[The Credit Store Logo]





Contact:     Michael Philippe
             Chief Financial Officer
             (605) 339-7520

FOR IMMEDIATE RELEASE

            The Credit Store, Inc. To Complete Restructuring Plan in
                           Chapter 11 Reorganization

SIOUX FALLS - August 15, 2002 - The Credit Store Inc. (AMEX- CDS) today announced that, in order to facilitate the completion of its restructuring initiatives, the Company filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code. The Company is negotiating a sale of its assets and expects, subject to overbids in Bankruptcy Court, to conclude a sale, recapitalization, or merger in the next 30-45 days.

     The Court has scheduled a hearing on the Company's first day motions on Friday, August 16, 2002, before the Honorable Irvin N. Hoyt at the U. S. Bankruptcy Court in Pierre, SD.

     The Company said its decision to seek judicial reorganization was based on a combination of factors, including a rapid decline in liquidity when it was unable to obtain additional financing and/or accommodations from its existing creditors and was unable to extend the maturity of its credit facility with Coast Business Credit.

     The Company has retained J. Richard Budd, of Marotta Gund Budd & Dzera, Management, LLC, as Corporate Restructuring Officer to assist the Company in its reorganization, and the law firm of Neligan Stricklin, L.L.P. as special counsel, both subject to court approval.

Forward Looking Statements
This press release contains certain forward-looking statements on which readers should not place undue reliance. Factors that may cause our actual results to differ from those projected include: our ability to achieve positive cash flow from operation, our ability to obtain additional capital to finance our operations, our ability to sell or securitize our performing credit card receivables and general economic conditions. These and other risk factors are more fully discussed in the Company's Annual Report on Form 10-K for the year ended June 30, 2001. We caution you that the list of factors above is not exhaustive and that those or other factors, many of which are outside of our control, could have a material adverse effect on us and our results of operations. All forward-looking statements attributable to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth herein and in our Annual Report on Form 10-K. We assume no obligation to publicly release the results of any revision or updates to these forward-looking statements to reflect future events or unanticipated occurrences.